Exhibit 24-1

                           Form S-1 ND Holdings, Inc.

                               POWER OF ATTORNEY


     The undersigned hereby constitutes and appoints Robert E. Walstad and Jacqueline L. Picken, and each of them with full power to act without the other, his attorney-in-fact and agent, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statements on Form S-1 pursuant to the requirements of the Securities Act of 1933 and all amendments (including post-effective amendments) to said Registration Statement for ND Holdings, Inc., a North Dakota corporation, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Dated this 30 day of August 1996.


                                  Vance A. Castleman
                                  -------------------------
                                  Vance A. Castleman
                                  Director, ND Holdings, Inc.